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                               EXHIBIT 3(b)



                      HASTINGS MANUFACTURING COMPANY

                         (A Michigan Corporation)


                                  BYLAWS








































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                      HASTINGS MANUFACTURING COMPANY

                         (A Michigan Corporation)

                                  BYLAWS

                             TABLE OF CONTENTS
                                                                         PAGE

ARTICLE I - OFFICES. . . . . . . . . . . . . . . . . . . . . . . . .       1

ARTICLE II - MEETINGS OF SHAREHOLDERS. . . . . . . . . . . . . . . .       1

  Section  1.       Times and Places of Meetings . . . . . . . . . .       1
  Section  2.       Annual Meetings. . . . . . . . . . . . . . . . .       1
  Section  3.       Special Meetings . . . . . . . . . . . . . . . .       1
  Section  4.       Notice of Meetings . . . . . . . . . . . . . . .       1
  Section  5.       Shareholder List . . . . . . . . . . . . . . . .       2
  Section  6.       Quorum . . . . . . . . . . . . . . . . . . . . .       2
  Section  7.       Vote Required. . . . . . . . . . . . . . . . . .       2
  Section  8.       Voting Rights. . . . . . . . . . . . . . . . . .       2
  Section  9.       Proxies  . . . . . . . . . . . . . . . . . . . .       3
  Section 10.       Waiver of Notice . . . . . . . . . . . . . . . .       3
  Section 11.       Shareholder Proposals  . . . . . . . . . . . . .       4
  Section 12.       Nominations of Director Candidates . . . . . . .       5
  Section 13.       Adjournments . . . . . . . . . . . . . . . . . .       6
  Section 14.       Conduct of Meetings. . . . . . . . . . . . . . .       6
  Section 15.       Inspectors of Election . . . . . . . . . . . . .       7
  Section 16.       Business Transacted. . . . . . . . . . . . . . .       7

ARTICLE III - DIRECTORS. . . . . . . . . . . . . . . . . . . . . . .       8

  Section  1.       Number and Term of Directors . . . . . . . . . .       8
          (a)       Number of Directors. . . . . . . . . . . . . . .       8
          (b)       Classification . . . . . . . . . . . . . . . . .       8
          (c)       Vacancies and Newly Created Directorships. . . .       8
          (d)       Amendment. . . . . . . . . . . . . . . . . . . .       8
  Section  2.       Qualifications of Directors. . . . . . . . . . .       9
  Section  3.       Powers . . . . . . . . . . . . . . . . . . . . .       9
  Section  4.       Resignation. . . . . . . . . . . . . . . . . . .       9
  Section  5.       Removal. . . . . . . . . . . . . . . . . . . . .       9
  Section  6.       Compensation of Directors  . . . . . . . . . . .       9
  Section  7.       Places of Meetings . . . . . . . . . . . . . . .      10
  Section  8.       First Meeting of Newly Elected Board . . . . . .      10
  Section  9.       Regular Meetings . . . . . . . . . . . . . . . .      10
  Section 10.       Special Meetings . . . . . . . . . . . . . . . .      10
  Section 11.       Notice of Meetings . . . . . . . . . . . . . . .      10


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                                                                         PAGE

  Section 12.       Waiver of Notice . . . . . . . . . . . . . . . .      10
  Section 13        Purpose of Meetings  . . . . . . . . . . . . . .      11
  Section 14.       Quorum . . . . . . . . . . . . . . . . . . . . .      11
  Section 15.       Action Without a Meeting . . . . . . . . . . . .      11
  Section 16.       Meeting by Telephone or Similar Equipment. . . .      11

ARTICLE IV - COMMITTEES OF DIRECTORS . . . . . . . . . . . . . . . .      11

  Section 1.        General. . . . . . . . . . . . . . . . . . . . .      11
  Section 2.        Executive Committee. . . . . . . . . . . . . . .      12
  Section 3.        Audit Committee. . . . . . . . . . . . . . . . .      12
  Section 4.        Compensation Committee . . . . . . . . . . . . .      12
  Section 5.        Nominating Committee . . . . . . . . . . . . . .      12
  Section 6.        Other Committees . . . . . . . . . . . . . . . .      13
  Section 7.        Committee Meetings . . . . . . . . . . . . . . .      13

ARTICLE V - OFFICERS                                             . . . .  13
  Section 1.        Appointment. . . . . . . . . . . . . . . . . . .      13
  Section 2.        Term, Removal or Resignation . . . . . . . . . .      13
  Section 3.(a)     Central Staff. . . . . . . . . . . . . . . . . .      13
            (b)     Divisional Officers. . . . . . . . . . . . . . .      14
  Section 4.        Qualifications of Officers . . . . . . . . . . .      14
  Section 5.        Chairman of the Board. . . . . . . . . . . . . .      14
  Section 6.        President or Presidents. . . . . . . . . . . . .      14
  Section 7.        Chief Executive Officer or Officers. . . . . . .      14
  Section 8.        Chief Operating Officer. . . . . . . . . . . . .      15
  Section 9.        Vice Presidents. . . . . . . . . . . . . . . . .      15
  Section 10.       Secretary. . . . . . . . . . . . . . . . . . . .      15
  Section 11.       Treasurer. . . . . . . . . . . . . . . . . . . .      15
  Section 12.       Assistant Secretary and Assistant
                    Treasurer. . . . . . . . . . . . . . . . . . . .      16
  Section 13.       Other Officers . . . . . . . . . . . . . . . . .      16

ARTICLE VI - INDEMNIFICATION . . . . . . . . . . . . . . . . . . . .      16

  Section  1.       Indemnification in Action by Third Party . . . .      16
  Section  2.       Indemnification in Action by or in Right
                    of the Corporation . . . . . . . . . . . . . . .      17
  Section  3.       Expenses . . . . . . . . . . . . . . . . . . . .      17
  Section  4.       Authorization of Indemnification . . . . . . . .      17
  Section  5.       Advances . . . . . . . . . . . . . . . . . . . .      19
  Section  6.       Other Indemnification Agreements . . . . . . . .      20
  Section  7.       Insurance  . . . . . . . . . . . . . . . . . . .      20
  Section  8.       Constituent Corporation  . . . . . . . . . . . .      20
  Section  9.       Partial Indemnification. . . . . . . . . . . . .      20


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                                                                         PAGE

  Section 10.       Savings Clause . . . . . . . . . . . . . . . . .      20
  Section 11.       Definitions. . . . . . . . . . . . . . . . . . .      21
  Section 12.       Construction . . . . . . . . . . . . . . . . . .      21

ARTICLE VII - SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . .      21

  Section  1.       Subsidiaries . . . . . . . . . . . . . . . . . .      21
  Section  2.       Subsidiary Officers Not Executive Officers . . .      22

ARTICLE VIII - CERTIFICATES OF STOCK . . . . . . . . . . . . . . . .      22

  Section  1.       Form . . . . . . . . . . . . . . . . . . . . . .      22
  Section  2.       Facsimile Signature. . . . . . . . . . . . . . .      22
  Section  3.       Lost Certificates. . . . . . . . . . . . . . . .      22
  Section  4.       Transfers of Stock . . . . . . . . . . . . . . .      22
  Section  5.       Fixing of Record Date by Board . . . . . . . . .      23
  Section  6.       Provision for Record Date in the Absence
                    of Board Action. . . . . . . . . . . . . . . . .      23
  Section  7.       Adjournments . . . . . . . . . . . . . . . . . .      23
  Section  8.       Registered Shareholders. . . . . . . . . . . . .      23

ARTICLE IX - GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . .      23

  Section  1.       Dividends. . . . . . . . . . . . . . . . . . . .      23
  Section  2.       Reserves . . . . . . . . . . . . . . . . . . . .      24
  Section  3.       Checks . . . . . . . . . . . . . . . . . . . . .      24
  Section  4.       Fiscal Year. . . . . . . . . . . . . . . . . . .      24
  Section  5.       Seal . . . . . . . . . . . . . . . . . . . . . .      24
  Section  6.       Signing of Instruments . . . . . . . . . . . . .      24
  Section  7.       Corporate Books and Records. . . . . . . . . . .      24
  Section  8.       Written Waiver of Notice . . . . . . . . . . . .      24

ARTICLE X - AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . .      25














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                                B Y L A W S

                                    OF

                      HASTINGS MANUFACTURING COMPANY


                                 ARTICLE I

                                  OFFICES

     The Corporation may have offices at such places, both within and without the State of Michigan as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                ARTICLE II

                         MEETINGS OF SHAREHOLDERS

     SECTION 1. TIMES AND PLACES OF MEETINGS. All meetings of the shareholders shall be held, except as otherwise provided by statute or these Bylaws, at such time and place as may be fixed from time to time by the Board of Directors.

     SECTION 2. ANNUAL MEETINGS. Annual meetings of the shareholders shall be held at the principal office of the Corporation in the City of Hastings, State of Michigan, at a date designated by the Board of Directors from time to time, between February 1 and June 1 of each year. Annual meetings shall be held to elect, by a plurality vote, successors to those members of the Board of Directors whose terms expire at the meeting and to transact only such other business as may be properly brought before the meeting in accordance with these Bylaws.

     SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders may be called by an executive officer whenever directed by the Board of Directors, or by the Chief Executive Officer. Such request shall state the purpose of the proposed meeting. Special meetings of shareholders may be held within or without the State of Michigan as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     SECTION 4. NOTICE OF MEETINGS. Written notice of the date, time, place, and purposes of a shareholder meeting shall be given not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting. Except as provided by law or to the extent that a shareholder proposal

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submitted pursuant to Article II, Section 11(b) is not made available for inclusion at the time of mailing, notice of the purposes of the meeting shall include notice of any shareholder proposals that are proper subjects for shareholder action and are intended to be presented by shareholders who have notified the Corporation in writing of their intention to present the proposals at the meeting in accordance with these bylaws.

     SECTION 5. SHAREHOLDER LIST. The officer or agent who has charge of the stock ledger of the Corporation shall prepare and make before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged by class or series in alphabetical order, showing the address of and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during the whole time thereof, and may be inspected by any shareholder who is present. Such list shall be prima facie evidence as to the shareholders who are entitled to examine the list. Failure to comply with the requirements of this section shall not affect the validity of an action taken at the meeting before a shareholder makes a demand to comply with the requirements.

     SECTION 6. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the Articles of Incorporation. Once a quorum is present, the shareholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whether or not a quorum is present, the meeting may be adjourned by a vote of the shares present.

     Except when the holders of a class or series of shares are entitled to vote separately on an item of business, shares of all classes and series entitled to vote shall be combined as a single class and series for the purpose of determining a quorum. When the holders of a class or series of shares are entitled to vote separately on an item of business, shares of that class or series entitled to cast a majority of the votes of that class or series at a meeting constitute a quorum of that class or series at that meeting, unless a greater or lesser quorum is provided by statute or the Articles of Incorporation.

     SECTION 7. VOTE REQUIRED. An action, other than the election of directors, to be taken by shareholder vote shall be authorized by a majority of the votes cast by shareholders entitled to vote on the action, unless a greater vote is required by statute, the Articles of Incorporation, or these bylaws. Unless the Articles of Incorporation provide otherwise, directors shall be elected by a plurality of votes cast. Shareholders may not cumulate their votes.


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     SECTION 8.  VOTING RIGHTS.  Except as otherwise provided by the
Articles of Incorporation or the resolution or resolutions of the Board of Directors creating any class of stock, each shareholder shall at every meeting of shareholders be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such shareholder. In all elections for directors the vote shall be taken by ballot.

     SECTION 9. PROXIES. A shareholder entitled to vote at a shareholder meeting or to express consent or dissent without a meeting may authorize one or more other persons to act for the shareholder by proxy only by the following methods:

         (a) The execution of a writing authorizing another person or persons to act for the shareholder as proxy. Execution may be accomplished by the shareholder or by an authorized officer, director, employee, or agent of the shareholder by either signing the writing or causing his or her signature to be affixed to the writing by any reasonable means including, but not limited to, facsimile signature;

         (b) Transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will hold the proxy or to a proxy solicitation firm, proxy support service organization, or similar agent fully authorized by the person who will hold the proxy to receive that transmission. Any telegram, cablegram, or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, or other electronic transmission was authorized by the shareholder. If a telegram, cablegram, or other electronic transmission is determined to be valid, the inspectors, or, if there are no inspectors, the persons making the determination shall specify the information upon which they relied.

     A copy, facsimile telecommunication, or other reliable reproduction of the writing or transmission created pursuant to subsections
(a) or (b) may be substituted or used in lieu of the original writing or transmission for any purpose for which the original writing or transmission could be used, if the copy, facsimile telecommunication, or other reproduction is a complete reproduction of the entire original writing or transmission.

     A proxy is not valid after the expiration of three years from its date unless otherwise provided in the proxy. A proxy must be filed with the Corporation at or before the meeting.


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     SECTION 10.  WAIVER OF NOTICE.  A shareholder or a shareholder's attorney-in-fact may waive the shareholder's right to notice before or after a meeting by a signed waiver of notice. A shareholder's attendance at a meeting will result in a waiver of objection to:

         (a) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and

         (b) consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     SECTION 11. SHAREHOLDER PROPOSALS. Except as otherwise provided by statute, the Articles of Incorporation, or these Bylaws:

         (a) No matter may be presented for shareholder action at an annual or special meeting of shareholders unless such matter is: (i) specified in the notice of the meeting (or any supplement to the notice) given by or at the direction of the Board of Directors; (ii) otherwise presented at the meeting by or at the direction of the Board of Directors; (iii) properly presented for action at the meeting by a shareholder in accordance with the notice provisions set forth in this Section and any other applicable requirements; or (iv) a procedural matter presented, or accepted for presentation, by the Chairman of the meeting in his or her sole discretion.

         (b) For a matter to be properly presented by a shareholder, the shareholder must have given timely notice of the matter in writing to the Secretary of the Corporation. To be timely, the notice must be delivered to or mailed to and received at the principal executive offices of the Corporation not less than 120 calendar days prior to the date corresponding to the date of the Corporation's proxy statement or notice of meeting released to shareholders in connection with the last preceding annual meeting of shareholders in the case of an annual meeting (unless the Corporation did not hold an annual meeting within the last year, or if the date of the upcoming annual meeting changed by more than 30 days from the date of the last preceding meeting, then the notice must be delivered or mailed and received not more than seven days after the earlier of the date of the notice of the meeting or public disclosure of the date of the meeting), and not more than seven days after the earlier of the date of the notice of the meeting or public disclosure of the date of the meeting in the case of a special meeting. The notice by the shareholder must set forth: (i) a brief description of the matter the shareholder desires to present for shareholder action; (ii) the name


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     and record address of the shareholder proposing the matter for shareholder action; (iii) the class and number of shares of capital stock of the Corporation that are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in the matter proposed for shareholder action.

         (c) The shareholder proposal, together with any accompanying supporting statement, shall not in the aggregate exceed 500 words. Except to the extent that a shareholder proposal submitted pursuant to this Section is not made available at the time of mailing, the notice of the purposes of the meeting shall include the name and address of and the number of shares of the voting security held by the proponent of each shareholder proposal.

         (d) A shareholder may submit matters and proposals for shareholder action at any annual or special shareholder meeting if the matters and proposals are of general concern to, and are proper subjects for action by, the shareholders. A submitted proposal or matter may not be presented for shareholder action if it: (i) relates to the enforcement of a personal claim or the redress of a personal grievance against the Corporation, its management, or any other person; (ii) consists of a recommendation, request, or mandate that action be taken with respect to a matter, including a general economic, political, racial, religious, social, or similar cause, that is not significantly related to the Corporation's business or is not within the Corporation's power to effectuate; (iii) has, at the shareholder's request, previously been submitted in either of the last two annual shareholder meetings and the shareholder has failed to present the proposal, in person or by proxy, for action at the meeting; (iv) is substantially similar to a matter or proposal presented within the preceding five calendar years: (A) if it was submitted once during the past five annual meetings and it received less than 3% of the total votes cast, or (B) if it was submitted twice during the past five annual meetings and it received less than 6% of the total votes cast at the time of its second submission, or (C) if it was submitted three times during such period and it received less than 10% of the votes cast at the time of its third submission (if any of (A), (B) or (C) apply, the proposal may not be presented for three years after the latest previous submission); or (v) consists of a recommendation or request that the management take action with respect to a matter relating to the conduct of the Corporation's ordinary business operations.

         (e) Notwithstanding the above, if the Corporation is subject to the solicitation rules and regulations of the Securities Exchange Act of 1934, as amended, and the shareholder desires to require the Corporation to include the shareholder's proposal in the Corporation's


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     proxy materials, matters and proposals submitted for inclusion in the
     Corporation's proxy materials shall be governed by those rules and regulations.

     SECTION 12. NOMINATIONS OF DIRECTOR CANDIDATES. Except as otherwise provided by statue or the Articles of Incorporation:

         (a) Nominations of candidates for election to the Board of Directors of the Corporation at any annual meeting of shareholders or at any special meeting of shareholders called for election of directors (an "Election Meeting") may be made by the Board of Directors or by a shareholder of record of shares of a class entitled to vote at such Election Meeting.

         (b) Nominations made by the Board of Directors shall be made at a meeting of the Board of Directors, or by written consent of directors in lieu of a meeting, not less than 20 days prior to the date of an Election Meeting.

         (c) A shareholder of record of shares of a class entitled to vote at an Election Meeting may make a nomination at an Election Meeting if, and only if, such shareholder shall have first delivered, not less than 120 days prior to the date of the Election Meeting in the case of an annual meeting, and not more than seven days following the date of notice of the Election Meeting in the case of a special meeting, a notice to the Secretary of the Corporation setting forth with respect to each proposed nominee: (i) the name, age, business address, and residence address of such nominee; (ii) the principal occupation or employment of such nominee; (iii) the number of shares of capital stock of the Corporation that are beneficially owned by such nominee; (iv) a statements that such nominee is willing to be nominated; and (v) such other information concerning such nominee as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominee.

         (d) If the Chairperson of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void and all votes cast in favor of election of a person so nominated shall be disregarded.

     SECTION 13. ADJOURNMENTS. If a meeting is adjourned, it is not necessary to give notice of the adjourned meeting if (a) the date, time, and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and (b) at the adjourned meeting only such business is transacted as might have been transacted at the original


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meeting.  If after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with Section 4 of this Article.

     SECTION 14. CONDUCT OF MEETINGS. Shareholder meetings shall be conducted as follows:

         (a) The chairperson of the meeting shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting.

         (b) The chairperson of the meeting shall announce at the meeting when the polls close for each matter voted upon. If no announcement is made, the polls shall close upon the final adjournment of the meeting. After the polls close, no ballots, proxies, or votes nor any revocations or changes to ballots, proxies, or votes may be accepted.

         (c) When the chairperson has declared the polls to be closed on all matters then before a meeting, the chairperson may declare the meeting to be adjourned pending determination of the results by the inspectors of election. In such event, the meeting shall be considered adjourned for all purposes, and the business of the meeting shall be finally concluded upon delivery of the final report of the inspectors of election to the chairperson at or after the meeting.

         (d) When the chairperson determines that no further matters may properly come before a meeting, he or she may declare the meeting to be adjourned, without motion, second, or vote of the shareholders.

         (e) When the chairperson has declared a meeting to be adjourned, unless the chairperson has declared the meeting to be adjourned until a later date, no further business may properly be considered at the meeting even though shareholders or holders of proxies representing a quorum may remain at the site of the meeting.

         (f) The chairperson of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairperson. If, in his or her absolute discretion, the chairperson deems it advisable to dispense with the rules of parliamentary procedure as to any one meeting of shareholders or part thereof, the chairperson shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.


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         (g)  If disorder should arise that, in the absolute
     discretion of the chairperson, prevents the continuation of the legitimate business of the meeting, the chairperson may quit the chair and announce the adjournment of the meeting; and upon his or her so doing, the meeting is immediately adjourned without the necessity of any vote or further action of the shareholders.

         (h) The chairperson may require anyone not a bona fide shareholder of record on the record date, or a validly appointed proxy of such a shareholder, to leave the meeting.

         (i) The chairperson may introduce nominations, resolutions, or motions submitted by the Board of Directors for consideration by the shareholders without a motion or second. Except as the chairperson shall direct, a resolution or motion not submitted by the Board of Directors shall be considered for vote only if proposed by a shareholder of record on the record date or a validly appointed proxy of such a shareholder and seconded by such a shareholder or proxy other than the individual who proposed the resolution or motion.

     SECTION 15. INSPECTORS OF ELECTION. The Board of Directors or, if they shall not have so acted, the Chief Executive Officer, may appoint, at or prior to any meeting of shareholders, one or more persons (who may be employees of the Corporation) to serve as inspectors of election. The inspectors so appointed shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or ballots, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes or ballots, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.

     SECTION 16. BUSINESS TRANSACTED. The business effectively transacted at a shareholder meeting shall be confined to the following: (a) any matter specified in the notice or reasonably related to a matter specified in the notice; and (b) any matter (i) the consideration of which is not objected to by any shareholder attending the meeting, and (ii) notice of which is waived by each shareholder not attending the meeting.

                                ARTICLE III

                                 DIRECTORS

     SECTION 1. NUMBER AND TERM OF DIRECTORS. Members of the Board of Directors of the Corporation shall be selected, replaced and removed as follows:

         (a) NUMBER OF DIRECTORS. The number of the directors of the Corporation shall be fixed from time to time by resolution adopted by the affirmative vote of at least eighty percent (80%) of the entire Board of Directors but shall not be less than nine
     (9) nor more than twelve (12).

         (b) CLASSIFICATION. The Board of Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the common stock as to dividend or upon liquidation, shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. At each annual meeting of the shareholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

         (c) VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Subject to the rights of the holders of any series of preferred stock then outstanding, any vacancy occurring in the Board of Directors caused by resignation, removal, death, disqualification or other incapacity, and any newly created directorships resulting from an increase in the number of directors, shall be filled by a majority vote of directors then in office, whether or not a quorum. Each director chosen to fill a vacancy or a newly created directorship shall hold office until the next election of directors by the shareholders. When the number of directors is changed, any newly created or eliminated directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         (d) AMENDMENT. Notwithstanding Article X or any other provision of these Bylaws, the provisions of this Section 1 of
     Article III of the Bylaws of this Corporation shall not be amended, altered, modified or repealed except upon the affirmative vote of a majority of the outstanding shares of stock of the Corporation entitled to vote in elections of directors; provided, however, that the foregoing provisions regarding shareholder approval of any amendment to or alteration, modification or repeal of this Section 1 of Article III of the Bylaws shall not apply to any amendment, alteration, modification or repeal which has been approved by the affirmative vote of eighty percent (80%) of the entire Board of Directors, which shall include the affirmative vote of at least one (1) director of each class of the Board of Directors.

     SECTION 2. QUALIFICATIONS OF DIRECTORS. All directors of this Corporation shall be and remain at all times shareholders thereof. A director shall cease to be qualified as such upon sale or transfer of all of his holdings in the Corporation.

     SECTION 3. POWERS. The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

     SECTION 4. RESIGNATION. Any director may resign at any time and such resignation shall take effect upon receipt of written notice thereof by the Corporation, or at such subsequent time as set forth in the notice of resignation.

     SECTION 5. REMOVAL. Any director may be removed from office at any time, but only for cause, and only if removal is approved as set forth below.

     Except as may be provided otherwise by law, cause for removal shall be construed to exist only if: (i) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal;
(ii) such director has been adjudicated by a court of competent jurisdiction to be liable for negligence, or misconduct, in the performance of his duty to the Corporation in a matter of substantial importance to the Corporation and such adjudication is no longer subject to a direct appeal;
(iii) such director has become mentally incompetent, whether or not so adjudicated, which mental incompetency directly affects his ability as a director of the Corporation; or (iv) the director's actions or failure to act are deemed by the Board of Directors to be in derogation of the director's duties.

     Removal for cause, as cause is defined in (i) and (ii) above, must be approved by at least a majority of the total number of directors or by at least a majority vote of the shares of the Corporation then entitled to be voted at an election for that director, and the action for removal must be brought within one year of such conviction or adjudication.
Removal for cause, as cause is defined in (iii) and (iv) above, must be approved by at least two-thirds (2/3) of the total number of directors.
For purposes of this paragraph, the total number of directors will not include the director who is the subject of the removal determination, nor will such director be entitled to vote thereon.

     SECTION 6. COMPENSATION OF DIRECTORS. Each director who is not a salaried officer of the Corporation may receive as compensation for his services in that capacity such sums and such benefits as shall from time to time be determined by the Board of Directors, plus traveling expenses and other expenses necessary for attendance at regular or special meetings of the Board of Directors and committees of the board. Members of special or standing committees may be allowed like compensation for attending committee meetings. Nothing herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 7. PLACES OF MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Michigan.

     SECTION 8. FIRST MEETING OF NEWLY ELECTED BOARD. The first meeting of each newly elected Board of Directors shall be held following the annual meeting of shareholders, and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. In the event such meeting is not held immediately following the annual meeting of shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

     SECTION 9. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at the date, time, and place that the Board determines. A notice to directors is not required for a regular meeting, except that, when the Board of Directors establishes or thereafter changes the schedule of regular meetings, or changes the date, time, or place of a previously scheduled regular meeting, notice of the action shall be given to each director who was absent from the meeting at which the action was taken.

     SECTION 10. SPECIAL MEETINGS. The Chairperson, the President, or directors constituting at least one-third of the directors then in office may call a special meeting of the Board of Directors by giving notice to each director.

     SECTION 11. NOTICE OF MEETINGS. Except as otherwise provided by these bylaws, notice of the date, time, and place of each meeting of the Board of Directors shall be given to each director by either of the following methods:

         (a) by mailing a written notice of the meeting to the address that the director designates or, in the absence of designation, to the last known address of the director, at least five days before the date of the meeting; or

         (b) by delivering a written notice of the meeting to the director at least one full business day before the meeting, personally or by telecopier or telex, to the director's last known office or home.

     SECTION 12. WAIVER OF NOTICE. A director's attendance at or participation in a meeting waives any required notice to the director of the meeting, unless, at the beginning of the meeting or promptly upon the director's arrival, the director objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting. A director may waive notice in writing before or after a meeting.

     SECTION 13. PURPOSE OF MEETINGS. Neither the business to be transacted nor the purpose of a regular or special meeting need be specified in the notice or waiver of notice of the meeting. If the purpose is stated in the notice, the business transacted at the meeting is not limited to the purpose stated.

     SECTION 14. QUORUM. At all meetings of the board a majority of the directors then in office, or of a committee of the Board of Directors, shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at any meeting at which there is a quorum shall be acts of the Board of Directors except as may be otherwise specifically provided by statute or by the Articles of Incorporation or, in the case of a committee, the board resolution establishing such committee. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 15. ACTION WITHOUT A MEETING. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, before or after the action, all members of the board or of such committee, as the case may be, consent thereto in writing and such written consent is filed with the minutes or proceedings of the board or committee. The consent has the same effect as a vote of the Board of Directors for all purposes.

     SECTION 16. MEETING BY TELEPHONE OR SIMILAR EQUIPMENT. The Board of Directors or any committee designated by the Board of Directors may participate in a meeting of such board or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

                                ARTICLE IV

                          COMMITTEES OF DIRECTORS

     SECTION 1. GENERAL. The board may designate one or more directors as alternate members of a committee, who may replace an absent or disqualified member at a meeting of the committee. Unless prohibited by the board resolution creating the committee, in the absence or disqualification of a committee member, the committee members present at a meeting and not disqualified from voting, whether or not they constitute a quorum, unanimously may appoint another director to act at the meeting in the place of the absent or disqualified member. A committee, to the extent provided in the board resolution creating the committee or these Bylaws, may exercise all of the board's power and authority in the management of the business and affairs of the Corporation, except that a committee may not: (i) amend the Articles of Incorporation, except that a committee may prescribe the relative rights and preferences of a series of a class of shares for which the Board of Directors has such authority under the Articles of Incorporation; (ii) adopt an agreement of merger or consolidation; (iii) recommend to shareholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets;
(iv) recommend to the shareholders a dissolution of the Corporation or a revocation of a dissolution; (v) amend the bylaws of the Corporation; or
(vi) fill vacancies in the Board of Directors. Unless a resolution of the Board of Directors expressly so provides, a committee may not declare a distribution or dividend or authorize the issuance of stock. A committee exists, and each member serves, at the pleasure of the board. A committee may establish a time and place for regular meetings, for which no notice is required, except that, if the committee changes the date, time, or place of a regular meeting, notice of the change shall be given to each member who was absent from the meeting at which the change was made. Otherwise, a notice of a committee meeting shall be given in the same manner as a notice of a board meeting.

     SECTION 2. EXECUTIVE COMMITTEE. The Board of Directors may appoint an Executive Committee whose membership shall consist of such members of the Board of Directors as it may deem advisable from time to time to serve during the pleasure of the board. The Board of Directors may also appoint directors to serve as alternates for members of the committee in the absence or disability of regular members. The Board of Directors may fill any vacancies as they occur. The Executive Committee shall have and may exercise the powers of the Board of Directors in the management of the business affairs and property of the Corporation during the intervals between meetings of the Board of Directors, subject to law and to such limitations and control as the Board of Directors may impose from time to time.

     SECTION 3. AUDIT COMMITTEE. The Audit Committee, if there be one, shall cause a suitable examination of the financial records and operations of the Corporation and its subsidiaries to be made by the Corporation. The Audit Committee shall also recommend to the Board of Directors the employment of independent certified public accountants to examine the financial statements of the Corporation and its subsidiaries; and report to the Board of Directors at least once each calendar year.

     SECTION 4. COMPENSATION COMMITTEE. The Compensation Committee, if there be one, shall review the personnel policies, plans and programs of the Corporation, including individual salaries of executive officers, and submit recommendations to the Board of Directors. The Compensation Committee shall also recommend to the Board of Directors the retainer and attendance fee for nonemployee directors.

     SECTION 5. NOMINATING COMMITTEE. The Nominating Committee, if there be one, shall develop and recommend to the Board of Directors criteria for the selection of candidates for director, to seek out and receive suggestions concerning possible candidates, to review and evaluate the qualifications of possible candidates and to recommend to the Board of Directors candidates for vacancies occurring from time to time and for the slate of directors to be proposed on behalf of the Board of Directors at the annual meeting of shareholders. The Nominating Committee will consider nominees recommended by the shareholders, as properly submitted to the Secretary of the Corporation.

     SECTION 6. OTHER COMMITTEES. The Board of Directors may designate such other committees as it may deem appropriate, and such committees shall exercise the authority delegated to them.

     SECTION 7. COMMITTEE MEETINGS. Each committee provided for above shall meet as often as its business may require and may fix a day and time each week or at other intervals for regular meetings, notice of which shall not be required. Whenever the day fixed for a meeting shall fall on a holiday, the meeting shall be held on the business day following or on such other day as the committee may determine. Special meetings of the committees may be called by the chairman of the committee or any two (2) members other than the chairman, and notice thereof may be given to the members by telephone, telegram or letter. A majority of its members shall constitute a quorum for the transaction of the business of any of the committees. A record of the proceedings of each committee shall be kept and presented to the Board of Directors.

                                 ARTICLE V

                                 OFFICERS

     SECTION 1. APPOINTMENT. The Board of Directors, at its first meeting following the annual shareholder meeting, shall appoint a President and Secretary and may elect from their number a Chairperson and one or more Vice Chairpersons. The board also may appoint one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers and agents that it deems necessary. The Board of Directors need not appoint or elect an officer to an office that is already filled and whose specified term has not expired. The same person may hold two or more offices, but an officer may not execute, acknowledge, or verify an instrument in more than one capacity if the instrument is required by law, the Restated Articles of Incorporation, or these bylaws to be executed, acknowledged, or verified by two or more officers.

     SECTION 2. TERM, REMOVAL, AND VACANCIES. An officer shall hold office for the term the board specifies upon election or appointment and until a successor is elected or appointed and qualified, or until the officer's death, resignation, or removal. The Board of Directors may remove an officer with or without cause. An officer may resign by written notice to the Corporation. The resignation is effective upon its receipt by the Corporation or at a later date specified in the notice.

     SECTION 3.

         (a) CENTRAL STAFF. The executive officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer who shall be appointed by the Board of Directors at its first meeting after each regular annual meeting of shareholders. The Board of Directors may also appoint such other officers as they may deem necessary. The dismissal of an officer, the appointment of an officer to fill the place of one who has been dismissed or has ceased for any reason to be an officer, the appointment of any additional officers, and the change of an officer to a different office may be made by the Board of Directors at any later meeting. Each officer shall hold office for one year and until their respective successor shall have been elected and qualified. Any two (2) of the above offices, except those of the President and Vice President may be held by the same person.

         (b) DIVISIONAL OFFICERS. The Board of Directors or the Chief Executive Officer may, as they shall deem necessary, designate certain individuals as divisional officers. Any titles so given to divisional officers may be withdrawn at any time with or without cause by the Board of Directors or the Chief Executive Officer.

     SECTION 4. QUALIFICATIONS OF OFFICERS. All officers shall be and remain at all times shareholders of the Corporation. An officer shall cease to be qualified as such upon sale or transfer of all of his holdings in the Corporation.

     SECTION 5. CHAIRMAN OF THE BOARD. There may be elected a Chairman of the Board, who shall be chosen from among the directors, but who need not be an officer or an executive employee of the Corporation. The Chairman of the Board shall preside at all meetings of the shareholders and at all meetings of the Board of Directors, and shall have such other duties and powers as may be imposed or given by the Board of Directors.

     SECTION 6. PRESIDENT OR PRESIDENTS. The Board of Directors shall elect one or not more than two Presidents of the Corporation. Each President shall have the power to see that all orders and resolutions of the Board of Directors are carried into effect, and shall perform all other duties necessary or appropriate to his office, subject, however, to his right and the right of the directors to delegate any specific powers to any other officer or officers of the Corporation. If two Presidents shall be elected, the Board of Directors at any time may delegate specific powers of the office of President to each President to be exercised individually as the Board of Directors may deem appropriate or the Board of Directors may delegate all powers of the office of President to both Presidents to be exercised jointly. If ever two Presidents shall be elected and shall disagree as to any matter concerning the Corporation or subject to the exercise of joint powers, then such matter shall be finally determined by the Board of Directors. In the absence of the Chairman of the Board or if no Chairman is elected, the President or Presidents shall preside at all meetings of the shareholders and at all meetings of the Board of Directors, unless otherwise directed by the Board of Directors. The President or Presidents shall be ex officio voting members of all standing committees designated by the Board of Directors except the Audit Committee, unless otherwise directed by the Board of Directors.

     SECTION 7. CHIEF EXECUTIVE OFFICER OR OFFICERS. The Board of Directors may appoint one or not more than two Chief Executive Officers of the Corporation. The Chief Executive Officer or Officers shall be the Chairman of the Board, the President or Presidents of the Corporation, or any combination thereof as appointed by the Board of Directors. The Chief Executive Officer or Officers, in addition to duties as Chairman of the Board or President as the case may be, shall have final authority, subject to the control of the Board of Directors, over the general policy and business of the Corporation and shall have the general control and management of the business and affairs of the Corporation. The Chief

Executive Officer or Officers shall have the power, subject to the control of the Board of Directors, to appoint, suspend, or discharge and prescribe the duties and to fix the compensation of such agents and employees of the Corporation, other than the officers appointed by the Board of Directors, as the Chief Executive Officer or Officers may deem necessary. If two Chief Executive Officers shall be appointed, the Board of Directors at any time may delegate specific powers of the position of Chief Executive Officer to each Chief Executive Officer to be exercised individually as the Board of Directors may deem appropriate or the Board of Directors may delegate all powers of the position of Chief Executive Officer to both Chief Executive Officers to be exercised jointly. If ever two Chief Executive Officers shall be appointed and shall disagree as to any matter concerning the Corporation or subject to the exercise of joint powers, then such matter shall be finally determined by the Board of Directors.

     SECTION 8. CHIEF OPERATING OFFICER. There may be elected a Chief Operating Officer who shall, if elected, have general charge, control and supervision over the administration and operations of the Corporation and shall have such other duties and powers as may be imposed or given by the Board of Directors. If no Chief Operating Officer is elected, the duties and powers of the Chief Operating Officer shall be performed by the Chief Executive Officer.

     SECTION 9. VICE PRESIDENTS. The Vice President or Vice Presidents shall perform such duties and have such powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe. The Vice President shall perform all duties of the President in case of the absence or disqualification of the President. There may be not more than six (6) Vice Presidents who shall act in the order of their appointment. The Board of Directors may at its discretion designate one or more of the Vice Presidents as Executive Vice Presidents or Senior Vice Presidents. Any Vice President so designated shall have such duties and responsibilities as the board shall prescribe.

     SECTION 10. SECRETARY. The Secretary shall attend all meetings of the shareholders, and of the Board of Directors and of the Executive Committee, and shall preserve in the books of the Corporation true minutes of the proceedings of all such meetings. He shall safely keep in his custody the seal of the Corporation and shall have authority to affix the same to all instruments where its use is required or appropriate. He shall give all notices required or appropriate pursuant to statute, bylaws, or resolution. He shall perform such other duties as may be delegated to him by the Board of Directors or by the Executive Committee.

     SECTION 11. TREASURER. The Treasurer shall have custody of all corporate funds and securities and shall keep in books belonging to the Corporation full and accurate accounts of all receipts and disbursements;

he shall deposit all moneys, securities and other valuable effects in the name of the Corporation in depositories as may be designated for that purpose by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and directors at the regular meetings of the board, and whenever requested by them, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors he shall deliver to the Chief Executive Officer of the Corporation, and shall keep in force a bond in form, amount and with a surety or sureties satisfactory to the Board of Directors, conditioned for faithful performance of the duties of his office, and for restoration to the Corporation in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and property of whatever kind in his possession or under his control belonging to the Corporation.

     SECTION 12. ASSISTANT SECRETARY AND ASSISTANT TREASURER. There may be elected an Assistant Secretary and Assistant Treasurer who shall, in the absence, disability or nonfeasance of the Secretary or Treasurer, perform the duties and exercise the powers of such persons respectively.

     SECTION 13. OTHER OFFICERS. All other officers, as may from time to time be appointed by the Board of Directors pursuant to Paragraph (a) of
Section 1 of this Article V, shall perform such duties and exercise such authority as the Board of Directors shall prescribe. All divisional officers, as may from time to time be appointed by the Board of Directors or the Chief Executive Officer pursuant to Paragraph (b) of Section 1 of this Article V, shall perform such duties and exercise such authority as the Board of Directors or the Chief Executive Officer shall prescribe.


                                ARTICLE VI

                              INDEMNIFICATION

     SECTION 1. INDEMNIFICATION IN ACTION BY THIRD PARTY. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer of the Corporation, or, is or was serving at the request of the Corporation as a director, officer, employee, agent, or trustee of another foreign or domestic Corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not for profit, against expenses (including attorneys' fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and with respect to a criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     SECTION 2. INDEMNIFICATION IN ACTION BY OR IN RIGHT OF THE CORPORATION. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the Corporation, or, is or was serving at the request of the Corporation as a director, officer, employee, agent, or trustee of another foreign or domestic Corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not for profit, against expenses including attorneys' fees and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders. Indemnification shall not be made for a claim, issue, or matter in which the person shall have been found liable to the Corporation except to the extent authorized by statute.

     SECTION 3.   EXPENSES.

              (i) To the extent that a person has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to in Section 1 or 2 of this Article, or in defense of a claim, issue, or matter in the action, suit, or proceeding, the Corporation shall indemnify that person against actual and reasonable expenses, including attorneys' fees incurred by him or her in connection with the action, suit, or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this Section.

             (ii) The Corporation shall indemnify a director for the expenses and liabilities described in this Section 3(ii) without a determination that the director has met the standard of conduct set forth in sections 1 and 2, but no indemnification may be made unless ordered by a court if (A) the director received a financial benefit to which he or she was not entitled, (B) intentionally inflicted harm on the Corporation or its shareholders, (C) violated Section 551 of the Michigan Business Corporation Act, or (D) intentionally committed a criminal act. In connection with an action or suit by or in the right of the Corporation as described in Section 2, indemnification under this
          Section 3(ii) may be for expenses, including attorney's fees, actually and reasonably incurred. In connection with an action, suit, or proceeding other than an action, suit, or proceeding by or in the right of the Corporation, as described in Section 1, indemnification under this Section 3(ii) may be for expenses, including attorneys' fees, actually and reasonably incurred, and for judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred.

     SECTION 4.  AUTHORIZATION OF INDEMNIFICATION.

             (i) An indemnification under Section 1 or 2 of this Article, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in
          Section 1 or 2 of this Article and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. This determination and evaluation shall be made in any of the following ways:

                    (A) By a majority vote of a quorum of the Board of Directors consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

                    (B)  If a quorum cannot be obtained under Subsection
               (A) above, by majority vote of a committee duly designated by the Board and consisting solely of two or more directors not at the time parties or threatened to be made parties to the action, suit, or proceeding.

                    (C) By independent legal counsel in a written opinion, which counsel shall be selected in one of the following ways:

                         (1) By the Board or its committee in the manner prescribed in Subsection (A) or (B) above.

                         (2) If a quorum of the Board cannot be obtained under Subsection (A) above and a committee cannot be designated under Subsection (B) above, by the Board.

                    (D) By all independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

                    (E) By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

               (ii) In the designation of a committee under Subsection
          (i)(B) or in the selection of independent legal counsel under Subsection (i)(C)(2), all directors may participate.

              (iii) If a person is entitled to indemnification under
          Section 1 or 2 for a portion of expenses, including reasonable attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the Corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

               (iv) An authorization of payment of indemnification shall be made in any of the following ways:

                    (A)  by the board in one of the following ways:

                         (1) If there are two or more directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by a majority vote of all directors who are not parties or threatened to be made parties, a majority of whom shall constitute a quorum for this purpose.

                         (2) By a majority of the members of a committee of two or more directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

                         (3)  If the Corporation has one or more
                    independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by a majority vote of all independent directors who are not parties or are threatened to be made parties, a majority of whom shall constitute a quorum for this purpose.

                         (4) If there are no independent directors and less than two directors who are not parties or threatened to be made parties to the action, suit, or proceeding, by the vote necessary for action by the board in accordance with Section 523 of the Michigan Business Corporation Act, in which authorization all directors may participate.

                    (B) By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted on the authorization.

     SECTION 5. ADVANCES. The Corporation may pay or reimburse the reasonable expenses incurred by a director, officer, employee, or agent who is a party or threatened to be made a party to an action, suit, or proceeding before final disposition of the proceeding if both of the following apply:

               (i) The person furnishes the Corporation a written affirmation of the person's good faith belief that he or she has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article.

              (ii) The person furnishes the Corporation a written undertaking, executed personally or on the person's behalf, to repay the advance if it is ultimately determined that the person did not meet the standard of conduct.

The undertaking required by Subsection (ii) above must be an unlimited general obligation of the person but need not be secured and may be accepted without reference to the financial ability of the person to make repayment. Determinations and evaluations under this Section shall be made in the manner specified in Section 4(i) of this Article. Authorizations of payment shall be made in the manner provided in Section 4(iv).

     SECTION 6. OTHER INDEMNIFICATION AGREEMENTS. The indemnification or advancement of expenses provided by this Article is not exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of shareholders or directors, or otherwise. The indemnification provided in Sections 1 to 6 of this Article continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person.

     SECTION 7. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another Corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by the person in any such capacity or arising out of the person's status as such whether or not the Corporation would have power to indemnify the person against the liability under Sections 1 to 6 of this Article. Insurance on behalf of a director may be purchased from an insurer owned by the Corporation, but insurance purchased from that insurer may insure a director against monetary liability to the Corporation or its shareholders only to the extent to which the Corporation could indemnify the director under Section 3(ii).

     SECTION 8. CONSTITUENT CORPORATION. For the purposes of this Article, references to the Corporation include all constituent Corporations absorbed in a consolidation or merger and the resulting or surviving Corporation, so that a person who is or was a director or officer of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, partner, trustee, employee, or agent of another Corporation, partnership, joint venture, trust, or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving Corporation as he or she would if he or she had served the resulting or surviving Corporation in the same capacity.

     SECTION 9. PARTIAL INDEMNIFICATION. If a person is entitled to indemnification under Section 1 or 2 of this Article for a portion of expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the Corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

     SECTION 10. SAVINGS CLAUSE. If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify each director, executive officer, or other person whose indemnification is authorized by the Board of Directors as to expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including a grand jury proceeding and an action by the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated or by any other applicable law.

     SECTION 11. DEFINITIONS. For the purposes of this Article, "other enterprises" shall include employee benefit plans; "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and "serving at the request of the Corporation" shall include any service as a director, officer, partner, trustee, employee, or agent of the Corporation, which imposes duties on, or involves services by the director, officer, employee, or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interest of the Corporation or its shareholders" as referred to in Sections 1 and 2 of this Article.

     SECTION 12. CONSTRUCTION. It is the intent of this Article to grant to the directors and executive officers of the Corporation (and such other persons as the Board of Directors may designate) the broadest indemnification permitted under the laws of the state of Michigan, as the same may be amended from time to time, and this Article shall be liberally construed to give effect to such intent. The Corporation further intends, acknowledges, and agrees that all of the Corporation's directors and executive officers have undertaken and will undertake the performance of their duties and obligations in reliance upon the indemnification provided for in this Article, and accordingly, such rights of indemnification may not be retroactively reduced or abolished as to any such director or executive officer with the written consent of such person.


                                ARTICLE VII

                               SUBSIDIARIES

     SECTION 1. SUBSIDIARIES. The Board of Directors, the Chief Executive Officer, or any executive officer designated by the Board of Directors may vote the shares of stock owned by the Corporation in any subsidiary, whether wholly or partly owned by the Corporation, in such manner as they may deem in the best interests of the Corporation, including, without limitation, for the election of directors of any subsidiary Corporation, or for any amendments to the charter or bylaws of any such subsidiary Corporation, or for the liquidation, merger, or sale of assets of any such subsidiary Corporation. The Board of Directors, the Chief Executive Officer or any executive officer designated by the Board of Directors may cause to be elected to the Board of Directors of any such subsidiary Corporation such persons as they shall designate, any of whom may, but need not be, directors, executive officers, or other employees or agents of the Corporation. The Board of Directors, the Chief Executive Officer, or any executive officer designated by the Board of Directors may instruct the directors of any such subsidiary Corporation as to the manner in which they are to vote upon any issue properly coming before them as the directors of such subsidiary Corporation, and such directors shall have no liability to the Corporation as the result of any action taken in accordance with such instructions.

     SECTION 2. SUBSIDIARY OFFICERS NOT EXECUTIVE OFFICERS. The officers of any subsidiary Corporation, shall not, by virtue of holding such title and position, be deemed to be executive officers of the Corporation, nor shall any such officer of a subsidiary Corporation, unless he shall also be a director or executive officer of the Corporation, be entitled to have access to any files, records or other information relating or pertaining to the Corporation, its business and finances, or to attend or receive the minutes of any meetings of the Board of Directors or any committee of the Corporation, except as and to the extent expressly authorized and permitted by the Board of Directors or the Chief Executive Officer.

                               ARTICLE VIII

                           CERTIFICATES OF STOCK

     SECTION 1. FORM. Every holder of stock in the Corporation shall be entitled to have a certificate in the name of the Corporation, signed by the Chairman of the Board or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

     SECTION 2. FACSIMILE SIGNATURE. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent, or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chairman, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be a facsimile. In case any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     SECTION 3. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

     SECTION 4. TRANSFERS OF STOCK. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     SECTION 5. FIXING OF RECORD DATE BY BOARD. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or to express consent to or dissent from any corporate action in writing without a meeting, or for the purpose of determining shareholders entitled to receive payments of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion or exchange of capital stock, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, nor more than sixty
(60) days prior to any other action. Only shareholders of record on a record date so fixed shall be entitled to notice of, and to vote at, such meeting or to receive payment of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion or exchange of capital stock.

     SECTION 6. PROVISION FOR RECORD DATE IN THE ABSENCE OF BOARD ACTION. If a record date is not fixed by the Board of Directors: (a) the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held; and (b) the record date for determining shareholders entitled to express consent to corporate action in writing, without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and (c) the record date for determining shareholders for any other purpose shall be the close of business on the day on which the resolution of the board relating thereto is adopted.

     SECTION 7. ADJOURNMENTS. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this Article, the determination applies to any adjournment of the meeting, unless the board fixes a new record date for the adjourned meeting.

     SECTION 8. REGISTERED SHAREHOLDERS. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.


                                ARTICLE IX

                            GENERAL PROVISIONS

     SECTION 1. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the Articles of Incorporation.

     SECTION 2. RESERVES. Before payment of any dividends, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     SECTION 3. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     SECTION 4. FISCAL YEAR. The fiscal year of the Corporation shall end on the 31st day of December in each year, unless otherwise fixed by resolution of the Board of Directors.

     SECTION 5. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, and the words "Corporate Seal, Michigan". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     SECTION 6. SIGNING OF INSTRUMENTS. When the Board of Directors or these bylaws authorize the signing of a contract, conveyance, or other instrument without specification of the signing officer, the Chairperson, the President, any Vice President, the Secretary, or the Treasurer may sign in the name and on behalf of the Corporation and may affix the corporate seal (if any) to the instrument. The Board of Directors may authorize other officers and agents to sign instruments in the name and on behalf of the Corporation.

     SECTION 7. CORPORATE BOOKS AND RECORDS. The Corporation shall keep books and records of account and minutes of the proceedings of its shareholders, Board of Directors, and executive committee, if any. The books, records, and minutes may be kept outside the State of Michigan. The Corporation shall keep at its registered office, or at the office of its transfer agent within or without the State of Michigan, records containing the names and addresses of all shareholders, the number, class and series of shares held by each, and the dates when they respectively became holders of record. Any of the books, records, or minutes may be in written form or in any other form capable of being converted into written form within a reasonable time. The Corporation shall convert into written form without charge any record not in written form, unless otherwise requested by a person entitled to inspect the record.

     SECTION 8. WRITTEN WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                 ARTICLE X

                                AMENDMENTS

          These Bylaws may be altered or repealed at any regular or special meeting of the shareholders or of the Board of Directors. Except as otherwise required by law or the Articles of Incorporation, the vote of a majority of the shares present or represented by proxy and entitled to vote at a meeting of shareholders or the vote of not less than a majority of the members of the Board of Directors then in office shall be required to amend or repeal the Bylaws or to adopt new Bylaws. (Amended May 4, 1999.)